Exhibit 23.2


                        Consent of Ernst & Young LLP
                          Independent Accountants


  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-0000), pertaining to the Stock Options Assumed in Acquisition of Statewide Financial Corp., of our report dated April 30, 1999, with respect to the consolidated financial statements of Independence Community Bank Corp. included in its Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.


                                            /s/Ernst & Young LLP

  New York, New York
  January 31, 2000